UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

MasterBrand, Inc.

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

PROXY TABULATOR: P.O. BOX 8016, CARY, NC 27512-9903

MasterBrand, Inc.

Annual Meeting of Stockholders

Thursday, June 4, 2026 9:00 AM, Eastern Time

3333 Richmond Road, Beachwood, Ohio 44122

For a convenient way to view proxy materials, VOTE, and obtain directions to attend the meeting go to www.proxydocs.com/MBC

To vote your proxy while visiting this site, you will need the 12 digit control number in the box below.

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. This is not a ballot. You cannot use this notice to vote your shares. We encourage you to access and review all of the important information contained in the proxy materials before voting.

Under United States Securities and Exchange Commission rules, proxy materials do not have to be delivered in paper. Proxy materials can be distributed by making them available on the Internet.

If you want to receive a paper or e-mail copy of the proxy material, you must request one. There is no charge to you for requesting a copy. In order to receive a paper package in time for this year’s meeting, you must make this request on or before May 25, 2026.

Meeting Materials: Notice of Meeting and Proxy Statement & Annual Report on Form 10-K

Important Notice Regarding The Availability Of Proxy Materials For The Stockholders Meeting To Be Held On June 4, 2026 For Stockholders Of Record As Of April 13, 2026

To order paper materials, use one of the following methods.

Internet:

www.proxydocs.com/MBC

Call:

1-866-648-8133

Email:

paper@investorelections.com

* If requesting material by e-mail, please send a blank e-mail with the 12 digit control number (located below) in the subject line. No other requests, instructions OR other inquiries should be included with your e-mail requesting material.

Have the 12 digit control number located in the box above available when you access the website and follow the instructions.

SEE REVERSE FOR FULL AGENDA
Copyright © 2026 BetaNXT, Inc. or its affiliates. All Rights Reserved

MasterBrand, Inc. Annual Meeting of Stockholders

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

FOR ON PROPOSALS 1, 2 AND 3

PROPOSAL

1.

Election of two director nominees to serve three-year terms (or three director nominees if MasterBrand has closed its merger with American Woodmark Corporation prior to the time of the Annual Meeting).

1.01 Ann Fritz Hackett

1.02 R. David Banyard, Jr.

1.03 Philip Fracassa*

*The Board of Directors has nominated Philip Fracassa for election at the meeting, contingent upon the closing of MasterBrand’s merger with American Woodmark Corporation as described in the Proxy Statement. If the merger does not close prior to the time of the meeting, Mr. Fracassa will not stand for election at the meeting and any votes cast for him will not be counted.

2.	Advisory resolution to approve the compensation of MasterBrand’s named executive officers.

3.	Ratification of the appointment of PricewaterhouseCoopers LLP as MasterBrand’s independent registered public accounting firm for fiscal year 2026.